Exhibit 2.01

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	NOVAGOLD RESOURCES INC.
Reporting Year	From	2023-12-01	To:	2024-11-30	Date submitted	4/28/2025
Reporting Entity ESTMA Identification Number	E258877		Original Submission Amended Report

Other Subsidiaries Included (optional field)	Donlin Gold LLC, AGC Resources Inc.

Not Consolidated

Not Substituted

Attestation by Reporting Entity

In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	/s/ Peter Adamek				Date	4/28/2025
Position Title	Chief Financial Officer

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2023-12-01	To:	2024-11-30
Reporting Entity Name	NOVAGOLD RESOURCES INC.					Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E258877
Subsidiary Reporting Entities (if necessary)
Payments by Payee
Country	Payee Name	Departments, Agency, etc… within Payee that Received Payments	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes
United States of America	State of Alaska	Department of Natural Resources			1,115,000					1,115,000
United States of America	State of Alaska	Department of Environmental Conservation			5,000					5,000
United States of America	State of Alaska	Department of Administration			20,000					20,000
United States of America	Government of the United States of America	Bureau of Land Management			151,000					151,000
United States of America	Government of the United States of America	United States Geological Survey			50,000					50,000
Canada	Government of Canada	Canada Revenue Agency	707,000							707,000
Additional Notes:

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2023-12-01	To:	2024-11-30
Reporting Entity Name	NOVAGOLD RESOURCES INC.					Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E258877
Subsidiary Reporting Entities (if necessary)
Payments by Project
Country	Project Name	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes
United States of America	Donlin Gold LLC			1,337,000					1,337,000	1
United States of America	Closure sites			4,000					4,000	2
Canada	Donlin Gold LLC	707,000							707,000
Additional Notes:

1 Donlin Gold LLC is a non-reporting U.S. entity. Its shares are owned 50/50 by subsidiaries of Barrick Gold Corporation ("Barrick") and NOVAGOLD Resources Inc. ("NG"), each of which is a reporting entity under the Act. Neither Barrick nor NG control Donlin Gold LLC. The fiscal year-end of Donlin Gold LLC and NG is November 30, 2024. The fiscal year-end for Barrick is December 31, 2024. Therefore, to enhance transparency, Barrick and NG have nominated NG to include 100% of payments made by Donlin Gold LLC in this ESTMA Report.

2 Payments made by AGC Resources Inc., a wholly-owned subsidiary of NOVAGOLD Resources Inc., to the State of Alaska, Deptartment of Environmental Conservation, related to a closure site.